Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantees)

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, Virginia 23219

Offer to Exchange

2004 Series C 2.125% Convertible Senior Notes Due 2023

and an Exchange Fee

for all outstanding

2003 Series G 2.125% Convertible Senior Notes due 2023

(CUSIP No. 25746UAP4)

As set forth in the prospectus dated November 10, 2004 of Dominion Resources, Inc. (“Dominion”) and in the related letter of transmittal, Dominion is offering to exchange 2004 Series C 2.125% Convertible Senior Notes due 2023 (the “New Notes”) and an exchange fee for all outstanding 2003 Series G 2.125% Convertible Senior Notes due 2023 (the “Old Notes”). This form or one substantially equivalent hereto must be used to accept the exchange offer if: (i) certificates for the Old Notes are not immediately available; (ii) the procedures for book-entry transfer cannot be completed on a timely basis; (iii) time will not permit all required documents to reach the exchange agent before the expiration date of the exchange offer or (iv) a tender of Old Notes held in book-entry form using DTC’s ATOP procedures cannot be completed on a timely basis. The form may be delivered by hand, by mail or transmitted by facsimile transmission to the exchange agent.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 9, 2004, UNLESS EARLIER TERMINATED OR EXTENDED.

The exchange agent for the exchange offer is:

JPMORGAN CHASE BANK

By Facsimile: JPMorgan Chase Bank Institutional Trust Services Attn: Frank Ivins (214) 468-6494	By Registered or Certified Mail: JPMorgan Chase Bank Institutional Trust Services P.O. Box 2320 Dallas, Texas 75221-2320 Attn: Frank Ivins	By Hand/Overnight Delivery: JPMorgan Chase Bank Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attn: Frank Ivins

For Confirmation by Telephone: (214) 468-6464

Delivery of this instrument to an address other than as set forth above or transmittal of this instrument to a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to Dominion, upon the terms and conditions set forth in the prospectus and the letter of transmittal (which together constitute the “exchange offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below under the guaranteed delivery procedure described in the prospectus under “The Exchange Offer—Procedures for Exchange—Guaranteed Delivery Procedures” and the letter of transmittal.

Sign Here

Principal Amount of Old Notes Tendered*
Signature(s)

Please Print the Following Information:

Certificate Nos. (if available)

Name(s)

Total Principal Amount Represented by Old Notes:

Address

Area Code and Tel. No(s).

Account Number

Dated: , 2004

*	Must be all of the holder’s Old Notes or in a minimum denomination of $1,000 and integral multiples thereof.

The undersigned, an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, together with a confirmation of book-entry transfer into the exchange agent’s account at DTC for Old Notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent.

Name of Firm
Authorized Signature
Number and Street or P.O. Box
City	State	Zip Code
Area Code and Tel. No.
Dated: , 2004